
<ARTICLE> UT
<LEGEND>
This schedule contains summary financial information extracted from SEC form  10-Q and is qualified in its entirety by reference to such financial statements.  The financial statements are unaudited but, in the opinion of PSE&G's management, reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation.
</LEGEND>
<CIK> 0000081033
<NAME> PUBLIC SERVICE ELECTRIC AND GAS COMPANY
<MULTIPLIER> 1000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               JUN-30-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   11,132,783
<OTHER-PROPERTY-AND-INVEST>                    362,944
<TOTAL-CURRENT-ASSETS>                       1,365,894
<TOTAL-DEFERRED-CHARGES>                     1,588,241
<OTHER-ASSETS>                                       0
<TOTAL-ASSETS>                              14,449,862
<COMMON>                                     2,563,003
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                          1,337,284
<TOTAL-COMMON-STOCKHOLDERS-EQ>               4,434,682
<PREFERRED-MANDATORY>                          300,000
<PREFERRED>                                    384,994
<LONG-TERM-DEBT-NET>                         4,586,428
<SHORT-TERM-NOTES>                                   0
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                 725,881
<LONG-TERM-DEBT-CURRENT-PORT>                   60,200
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                     53,450
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>               3,904,227
<TOT-CAPITALIZATION-AND-LIAB>               14,449,862
<GROSS-OPERATING-REVENUE>                    2,807,822
<INCOME-TAX-EXPENSE>                           158,046<F1>
<OTHER-OPERATING-EXPENSES>                   2,147,705
<TOTAL-OPERATING-EXPENSES>                   2,304,784
<OPERATING-INCOME-LOSS>                        503,038
<OTHER-INCOME-NET>                               6,619<F1>
<INCOME-BEFORE-INTEREST-EXPEN>                 509,657
<TOTAL-INTEREST-EXPENSE>                       203,428
<NET-INCOME>                                   318,196
<PREFERRED-STOCK-DIVIDENDS>                     17,362
<EARNINGS-AVAILABLE-FOR-COMM>                  300,834
<COMMON-STOCK-DIVIDENDS>                       255,750
<TOTAL-INTEREST-ON-BONDS>                      183,102
<CASH-FLOW-OPERATIONS>                         492,454
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>State Income Taxes of $1,219 and Federal Income Taxes for Other Income  of $967 were incorporated into this line item for FDS purposes.  In the referenced financial statements,
State Income Taxes are included in Taxes - Other and Federal Income Taxes for Other Income
are included in Other Income - Miscellaneous.

